Exhibit 99.1

Focus Universal Files S-1 Registration Statement

ONTARIO, CA, February 12, 2021 – Focus Universal, Inc. (OTCQB:FCUV) ("Focus Universal" or the "Company"), a Universal Smart Instrumentation Platform ("USIP") developer and Universal Smart Device ("USD") manufacturer announced today that it filed a Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the proposed offering of its common stock for sale in an underwritten public offering. Boustead Securities, LLC will act as sole bookrunner for the proposed offering.

Forward-Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to our ability to consummate the proposed offering. These and other risks and uncertainties are identified and described in more detail in the Registration Statement and Focus Universal's filings with the Securities and Exchange Commission (SEC). These filings are available on the SEC's website at www.sec.gov. Focus Universal undertakes no obligation to publicly update or revise any forward-looking statements.

About Focus Universal

Focus Universal Inc. (OTCQB:FCUV) is a Universal Smart Instrumentation Platform (USIP) developer and Universal Smart Device (USD) manufacturer for the Internet of Things (IoT) market. The company has developed four fundamental disruptive proprietary technologies to solve the most fundamental problems plaguing the IoT industry: (1) Universal Smart Instrumentation Platform; (2) Universal Automated User Interface Software; (3) Ultra Narrowband Power Line Communications; (4) Ultra Narrowband Wireless Communication; We believe these four technologies combine to solve the most fundamental problems facing the IoT industry.

For more information, visit www.focusuniversal.com.

Contact Information

Desheng Wang
626-272-3883
IR@focusuniversal.com

Investor Relations:
The Blueshirt Group, for Focus Universal
Lauren Sloane                         Lauren@blueshirtgroup.com

SOURCE: Focus Universal, Inc.